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                                                                    EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 4 to Registration Statement on Form S-4 (File No. 333-20299) of our report, which includes an explanatory paragraph regarding an uncertainty as to the Company's ability to continue as a going concern, dated April 25, 1997, except for Note 17, as to which the date is November 14, 1997, on our audits of the financial statements of DATATAPE, Incorporated. We also consent to the reference to our firm under the caption "Experts."


                                 /s/ Coopers & Lybrand L.L.P.

Newport Beach, California
February 6, 1998